Exhibit 10.58
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN
AFC ENTERPRISES, INC. (THE “COMPANY”)
AND
FRANK J. BELATTI (“EMPLOYEE”)
     WHEREAS, Employee and the Company are parties to an Employment Agreement dated as of August 31, 2005 (the “Employment Agreement”) governing the terms and conditions of Employee’s employment with the Company; and
     WHEREAS, the Company and Employee previously agreed that upon renewal of the Employment Agreement on September 1, 2006, that Employee would no longer receive reimbursement for office and support services; and
     WHEREAS, the Company and Employee desire to document such agreement and to amend the provision of the Employment Agreement pertaining thereto;
     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:
     1. Section 9.02 is hereby deleted in its entirety.
     2. The Employment Agreement, as amended hereby, is hereby reaffirmed by the undersigned, and said Employment Agreement is hereby incorporated herein by reference as fully as if set forth in its entirety in this First Amendment.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed and Employee has hereunto set his hand this 12th day of March, 2007, effective for the year of the Employment Agreement commencing September 1, 2006.

COMPANY:
AFC Enterprises, Inc.

By:	/s/ Kenneth L. Keymer

Name: Kenneth L. Keymer
Title: Chief Executive Officer

EMPLOYEE:

By:	/s/ Frank J. Belatti

Name: Frank J. Belatti